VIVENDI UNIVERSAL

Jean-Marie Messier
Chairman and CEO

Salomon Smith Barney
Media and Telecommunications Conference
January 9, 2002

VIVENDI UNIVERSAL

Legal Disclaimer

This presentation contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not guarantees of future performance. Actual results may differ materially from the forward-looking statements as a result of a number of risks and uncertainties, many of which are outside our control, including but not limited to: the risk that recently acquired operations will not be integrated successfully; that the synergies expected to be created as a result of recent acquisitions will not materialize; that Vivendi Universal will be unable to further identify, develop and achieve success for new products, services and technologies; that Vivendi Universal will face increased competition and that the effect on pricing, spending, third-party relationships and revenues of such competition will limit or reduce Vivendi Universal's revenue and/or income; that Vivendi Universal will be unable to establish and maintain relationships with commerce, advertising, marketing, technology and content providers; and that Vivendi Universal will be unable to obtain or retain, upon acceptable terms, the licenses and permits necessary to operate and expand its businesses; as well as the risks described in the documents Vivendi Universal has filed with the U.S. Securities and Exchange Commission. Investors and security holders are urged to read those documents at the Commission's web site at www.sec.gov. Those documents may also be obtained free of charge from Vivendi Universal.

Investment Highlights

- Global Media and Communications Company
  - Leader in Key Content – Global and Local
  - Strong U.S./European Distribution Network
- Direct-to-Consumer Business Model
- Strong Management Team Focused on Execution
- Industry-Leading Growth
- Exceptional Financial Visibility in Cyclical Downturn

VIVENDI UNIVERSAL

Digital Distribution = Personalized Content

- New Distribution Platforms Emerging Due to Digital Build-Out
- Consumers Demanding Easy Access to Personalized Content
- Wireless Media Platforms Increasingly Support Content Portability
- Companies Need Scale and Leadership Positions in Both Content and Distribution

Major Media Companies Racing to Secure Access to Consumers

Content + Distribution

Content

- #1 in Music
- #2 in Movies
- #1 in Online Games
- #2 in PC Games (N.A.)
- #2 in Education
- Leader in Sports (Europe)

Distribution

- #1 in European Pay-TV
- #2 in Mobile Telephony in France
- #1 Satellite TV Service in U.S. (EchoStar Alliance incl. DirecTV)
- Top 3 Basic Cable Network in U.S.
- Multi-Access Portal to 90MM Consumers in Europe (Vizzavi)
- #2 among the Content Internet Players in U.S. and Europe
- Online Music Platform (Press*play*)

Building Relationships with Consumers on a Worldwide Basis

Strong U.S. & European Distribution


United States
EchoStar 6.4MM
DirecTV 8.5MM
USA Networks Channel 85.0MM
SciFi Channel 78.0MM
Nordic Countries
Canal + Channels 0.6MM
Benelux
Canal + Channels 0.7MM
Poland (incl. Wizje)
Satellite 0.6MM
Canal + Channels 0.3MM
France
Satellite 1.9MM
Canal + Channels 4.9MM
Numericable .7MM
Spain
Satellite 1.2MM
Canal + Channels 1.8MM
Italy
Satellite 1.0MM
Stream 0.6MM
Canal + Channels 1.6MM

VIVENDI UNIVERSAL

Direct-to-Consumer Business Model


Advertising
3%
Subscription
Services
44%
Content
53%

Note: Includes USA Networks, Inc. Entertainment Assets

A Strong Management Team

VIVENDI UNIVERSAL

Jean-Marie MESSIER
Chairman and CEO

Pierre LESCURE, Eric LICOYS
Co - COOs

MUSIC	CANAL+ GROUP	VUE	VUP	TELECOMS	INTERNET
Doug Morris Chairman and CEO	Pierre Lescure Chairman and CEO	Barry Diller CEO	Agnès Touraine Chairman and CEO	Philippe Germond Chairman and CEO	Philippe Germond Chairman and CEO
Zach Horowitz Jimmy Iovine	Denis Olivennes	Ron Meyer Stacey Snider Michael Jackson	Kenneth Cron Nader Darehsori	Franck Esser	Robin Richards

- **Management Strongly Incentivized to Deliver Growth Targets.**
  - **Bonuses Based On:**
    - **EBITDA**
  - **Adjusted +/- 20%:**
    - **Operational Free Cash Flow**
    - **Synergies Targets**

VIVENDI UNIVERSAL

Strong Results

	2001		
	Q1 PF Growth	Q2 PF Growth	Q3 PF Growth
Revenue			
Music	3%	0%	-4%
Publishing	5%	-6%	8%
TV & Film (1)	13%	11%	10%
Telecoms	30%	51%	17%
Internet	na	na	na
Total – Reported Growth (1)	13%	16%	24%
Total – Organic Growth (1),(2)	13%	8%	8%
EBITDA			
Music	15%	17%	6%
Publishing	16%	1%	15%
TV & Film	135%	84%	73%
Telecoms	209%	70%	31%
Internet	na	na	na
Total – Reported Growth	112%	57%	90%
Total – Organic Growth (2)	112%	35%	36%

(1) Revenues exclude USG Filmed Entertainment; consistent with October 2000 guidance (Q1 & Q2 only)

(2) Excludes acquisition and divestitures

Executing on the Strategy

Music

Capitalizing on Growth Opportunities via Digital Distribution

- **Acquired MP3.com**
  - Important Step in Our Strategy to Create Both a Distribution Platform and Acquire State-of-the-Art Technology
- **Launched Universal Music Mobile**
  - Targeting 15-25 Year-Olds by offering access to VU content on mobile phones
  - Monthly Reloading Prepaid Account From EUR15 to EUR38 Per Month
  - 250,000 Sold at Year End and 1 Million Targeted for 2003
- **Launched Press*play* - UMG and Sony Joint Venture**
  - Online Music Subscription Service Providing Consumers On-Demand Access to Music That Can Be Streamed, Downloaded and Burned Onto a CD
  - Includes music from: Universal, Sony, EMI and Ten Independent Labels
  - 4 Plans – Pricing Ranges From $9.95 to $24.95

Publishing

Realigning to Focus on Consumer Content – Education and Games

- **Houghton Mifflin Acquisition**
  - Vivendi Universal Publishing Becomes #2 Worldwide in Education and #3 Worldwide in Publishing
  - Moving From a Cyclical Business, Advertising to Long-Term Steady Growth, Education
    - EUR25B Market Worldwide
    - Digitization – Creates Economies of Scale and Increases Ability to Customize
- **Sale of Publishing's Professional Services Division to Cinven**

Film

Managing the Process, Creating More Profitable Movie Slates and Developing Strategies to Maximize the Value of the Catalog

- **2001**
  - #2 at the Box Office in the U.S.
  - 4 Movies Exceed $100 Million in the U.S. Box Office
  - 6 Movies Exceed $100 Million in Worldwide Box Office
- **VOD Agreement With In-Demand**
- **Online Movie Venture With Sony, AOL Time Warner, Viacom and MGM**
- **Acquired Publicly Traded 15% of Studio Canal**
  - Integrating Studio Canal and Universal Pictures

USA Networks, Inc. Entertainment Assets

Gaining Control of USA Networks' Entertainment Assets

- Includes Cable TV, TV and Movie Production
- Combined With Universal Studios Group to Form Vivendi Universal Entertainment (VUE)
- Barry Diller to Become CEO of VUE
- Vivendi Universal Will Be a Major Player in the Six Most Rapidly Growing and Valuable Content Businesses in the World: Music, Film, TV Programming, Cable Channels, Games and Education

USA Networks, Inc. Entertainment Assets

- **Provides Vivendi Universal with Attractive U.S. Distribution Assets in Least Capital Intensive Way**
- **Significant Accretion for Vivendi Universal, Due to the Structure of the Transaction**
- **Operating Control & Financial Consolidation**
  - Breaks Strategic Deadlock; Frozen Landscape Disappears
  - Reunites U.S. and International TV Production, Distribution and Cable Channels
  - Consolidates Access to Significant Free Cash Flow
  - Simplifies Financial Structure

Pay TV

Focusing on Restructuring International Operations
Accelerating Breakeven Time Table

- **Canal + Restructuring**
  - Scandinavia Agreed to Sell to Telenor
  - Canal + / UPC Merged in Poland
  - Telepui / Stream Merger Agreement in Italy
  - Cost-Cutting Initiatives in France:
    23% Cut in Unscrambled Programming Grid Cost

EchoStar

Securing Distribution in the U.S. via Scaleable Multi-Channel Platform

- **Strategic Alliance Securing Distribution in the U.S.**
- **$1.5 Billion Equity Investment for 10% of EchoStar With Downside Protection**
- **Commercial Terms**
  - EchoStar to Utilize Canal Technologies' Set Top Box
  - Distribution Contract for 5 Vivendi Universal Channels
  - 8-Year Non-Exclusive PPV / VOD Agreement
  - Vivendi Universal Becomes a Leading Interactive Content Partner of EchoStar

EchoStar (cont'd)

Significant Value Leverage for Vivendi Universal

- **Preferred Deal to Create Value Upside for Vivendi Universal's Shareholders: Upside on Financial Investment and Upside on Commercial Agreements**



$1.5 billion in Cash
Value Leverage
Commercial Agreements
CVR
$1.5 billion in Shares
No Merger
Commercial Agreements
CVR
$1.5 billion in Shares
Merger

Telecoms

- **Successfully Renegotiated French UMTS License Fee Reduction From EUR4.95B to EUR619MM Upfront Payment and 1% of UMTS Revenues**
  - Net Present Value of the Total Fee is Below EUR2B

- **Focused on balancing subscriber growth and profit growth:**
  - **First Nine Months of 2001 (excluding Maroc Telecom):**
    - Revenues: +23%
    - EBITDA: +58%
  - **2001 Projections:**
    - Revenue growth: >20%
    - EBITDA growth: >35%

Other

- **Uproar Acquisition**
  - **Flipside Acquires Uproar, Creating the Leader in Online Games**
- **BSkyB Shares:**
  - **September 2001 Monetized BSkyB Stake, 400MM Shares**
    - Initial Cash Proceeds EUR4.0B
    - VU Retains Upside/Downside Exposure Through a 4-year Total Return Swap
  - **December 2001 150MM of Shares Sold by Financial Institution**
- **Seagram Spirits and Wine Divestiture**
  - **$8.1B in Cash. Proceeds to Be Used for Debt Repayment**
- **Treasury shares:**
  - **55 million treasury shares sold**
  - **Proceeds of sale ≈EUR3.3B, Mostly Used to Reduce Debt**

VIVENDI UNIVERSAL

2002

- Continue to Focus on Integration
- Generate High Level of Organic Revenue Growth
- Continue to Benefit from EBITDA Leverage
- VUE Integration, Both TV and Movie
  - Opportunity to Increase Universal Franchise Content Value Through Improved TV Distribution
  - Improved Content Offerings on USA Cable Networks

2002 (cont'd)

- 3 X US GAAP Net Debt / EBITDA Ratio
  - Generating Additional Operational Free Cash Flow
  - Sale of Other Non-Core Assets

Why Invest in Vivendi Universal?

- **Repositioning Vivendi Universal, Increasing U.S. Presence**
  - A True U.S. Media and Entertainment Company - ≈EUR10B Revenues in U.S.
  - U.S. Distribution in Place
  - U.S. GAAP Quarterly Reporting Beginning 1Q 2002
- **Positioned to Benefit From Wireless, Broadband and Multi-Access Evolutions**
- **Strong Management Team Focused on Execution and Profitability**
- **Industry Leading Growth**

VIVENDI UNIVERSAL